UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2015

PAID, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28720	73-1479833
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 Friberg Parkway Suite 4004 Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 861-6050

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

PAID, Inc. (the "Company"), though a newly formed limited liability company named PAID Run, LLC, entered into an Asset Purchase Agreement on October 7, 2015 to purchase assets related to BeerRun Software and SpiritRun Software and related intellectual property owned by SWK Technologies, Inc. (“SWK”) and OpCenter Limited Liability Company (“OpCenter”). The purchase price for the assets was $285,000 cash. The closing occurred on October 7, 2015. The purchased assets include all of the client lists, along with all rights, benefits and privileges associated with the software and intellectual property, and associated contracts, and books and records. A copy of the Asset Purchase Agreement by and among the Company, SWK, OpCenter, and Hart Singh is set forth as Exhibit 10.1 to this Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company amended its Certificate of Incorporation to affect a 1:50 reverse stock split, whereby every 50 shares of Common Stock of the Company shall be converted automatically into 1 share effective October 7, 2015. A copy of the Amendment is attached as Exhibit 3.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of Certificate of Incorporation of the Company effective October 7, 2015.

10.1	Asset Purchase Agreement dated October 7, 2015 owned by SWK Technologies, Inc., OpCenter Limited Liability Company, and Hart Singh, as the sole owner of OpCenter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAID, INC.

Date: October 7, 2015	By:	/s/ W. Austin Lewis, IV
W. Austin Lewis, IV, President and CFO

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment of Certificate of Incorporation of the Company effective October 7, 2015.

10.1	Asset Purchase Agreement dated October 7, 2015 owned by SWK Technologies, Inc., OpCenter Limited Liability Company, and Hart Singh.